UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2006

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-27644

Delaware	94-3140772
(State or other jurisdiction of	(I.R.S Employer
incorporation or organization)	Identification Number)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(972) 581-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 7, 2006 Digital Generation Systems, Inc. received a staff determination letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company’s common stock is subject to delisting from the Nasdaq National Market because the closing bid price of the Company’s common stock is not in compliance with the $1.00 minimum closing bid price requirement as set forth in Nasdaq Marketplace Rule 4450(a)(5).  The Company was provided 180 calendar days from the initial notice of non-compliance, or until February 6, 2006, to regain compliance with the Rule.  The Company intends to appeal the Nasdaq staff determination to a Nasdaq Listing Qualifications Panel and plans to timely request a hearing, which will automatically stay the delisting of the Company’s common stock until the Panel reaches a decision. At the hearing, the Company intends to present a plan for its continued listing on the Nasdaq National Market.  On February 8, 2006, the Company issued a press release with respect to the foregoing.  A copy of the press release is filed herewith as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated February 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION SYSTEMS, INC.
Dated. February 8, 2006	By:	/S/ OMAR A. CHOUCAIR
Omar A. Choucair
Chief Financial Officer (Principal Accounting Officer)